Exhibit 99.1

801 E. 86th Avenue
Merrillville, IN 46410
FOR IMMEDIATE RELEASE
February 1, 2011

FOR ADDITIONAL INFORMATION
Media	Investors
Mike Banas	Randy Hulen
Communications Manager	Managing Director, Investor Relations
(219) 647-5581	(219) 647-5688
mbanas@nisource.com	rghulen@nisource.com
NiSource Reports 2010 Earnings

•	Solid results from infrastructure, regulatory and growth initiatives

•	Financial strength to fund up to $1.1 billion in 2011 capital investments

•	2011 earnings guidance range of $1.25 to $1.35 per share
MERRILLVILLE, Ind. — NiSource Inc. (NYSE: NI) today announced net operating earnings (non-GAAP) of $339.7 million, or $1.22 per share, for the twelve months ended Dec. 31, 2010, compared to net operating earnings of $295.1 million, or $1.07 per share for 2009 — an increase of 14 percent. NiSource’s consolidated operating earnings (non-GAAP) for the twelve months ended Dec. 31, 2010, were $917.5 million compared to $880.8 million in 2009.
On a GAAP basis, NiSource reported income from continuing operations for the twelve months ended Dec. 31, 2010, of $294.6 million, or $1.06 per share, compared with $230.5 million, or $0.84 per share in 2009. Operating income was $921.3 million for 2010 versus $801.0 million in the year-ago period. Schedules 1 and 2 of this news release contain a reconciliation of net operating earnings and operating earnings to GAAP- Income from continuing operations.
For the three months ended Dec. 31, 2010, net operating earnings (non-GAAP) were $94.0 million, or $0.33 per share, compared with $99.1 million, or $0.36 per share, for the same period in 2009. On a GAAP basis, income from continuing operations for the three months ended Dec. 31, 2010, was $35.8 million, or $0.13 per share, compared with $88.5 million, or $0.32 per share for the fourth quarter of 2009.
“NiSource’s established infrastructure investment-driven strategy continues to generate positive customer benefits, enhanced shareholder value and sustainable long-term earnings growth,” NiSource President and Chief Executive Officer Robert C. Skaggs, Jr. said.
“During 2010, our team executed on a broad array of key regulatory and financial initiatives, infrastructure enhancement programs and new growth projects. These achievements, combined with improved margins and increased usage in our industrial electric markets, enabled us to deliver on our earnings commitments for the fourth consecutive year, while remaining responsive to the needs of our customers and other key stakeholders.”

Notably, NiSource’s year-end results included:
•	Significant operating earnings growth — more than $50 million over 2009 — in its electric business primarily from improved industrial margins and increased usage;

•	More than $50 million in additional revenue generated from infrastructure enhancement and regulatory initiatives at NiSource’s gas distribution companies; and

•	More than $20 million in increased demand margin revenue primarily tied to the successful completion of NiSource Gas Transmission & Storage growth projects.
Financial strength to fund increased 2011 capital investments
During 2010, NiSource successfully completed several important initiatives which strengthened its financial profile and position it to fund the company’s broad array of infrastructure investment opportunities.
•	On Sept. 14, the company completed a $400 million equity offering of common stock. This offering, structured as a forward-sale arrangement, aligns with — and helps support — the company’s optimal annual capital investment level, which for 2011 is targeted at up to $1.1 billion.

•	In December, NiSource finalized a successful debt tender offer of $273.1 million and a concurrent 30-year debt offering of $250 million. This transaction will reduce the company’s interest expense approximately $10 million in 2011 and extend the average maturity of its debt portfolio.

•	NiSource also remained true to its commitment to preserve a stable, investment-grade credit rating and maintain its attractive, secure dividend.
“With the successful completion of our equity offering and other key elements of our financial strategy, we are well-positioned to take advantage of the deep inventory of investment opportunities available across all of our business units and continue growing our earnings on a sustainable basis,” Skaggs said.
Milestones in Indiana, Marcellus growth, gas distribution enhancements
Among NiSource’s business units, significant progress continues at Northern Indiana Public Service Company (NIPSCO), as the company takes steps to improve customer service and reliability, while addressing a number of important regulatory matters.
•	In November, NIPSCO filed a new electric rate case with the Indiana Utility Regulatory Commission (IURC) designed to address items that had changed since the company’s 2008 rate filing, including factors related to the economic downturn, changes in customer usage and operating conditions. The filing also reflects efforts to enhance customer programs and rate design. The case, which is targeted to be completed during 2011, is expected to restore the company’s earnings to a reasonable and appropriate level by the beginning of 2012 and position the company for ongoing investment-driven growth.

•	Also in November, NIPSCO received IURC approval of the unanimous settlement of its 2010 natural gas rate case — the company’s first in 20 years. The settlement resulted in an overall rate decrease for customers while enhancing operating earnings. The settlement also improved rate design and continued strong support for low-income customer assistance, energy efficiency and conservation programs.

•	On Dec. 29, NIPSCO secured IURC approval of its request to install a Flue Gas Desulfurization unit at its Schahfer generating station. This unit represents the initial phase of a significant series of new environmental investments, conservation initiatives and clean energy programs designed to improve the environmental sustainability of northern Indiana, create hundreds of jobs and enhance the overall economic vitality of the region. The investments, which are expected to total approximately $600 million over the next 6 to 8 years, will help drive NIPSCO’s long-term earnings growth. Notably, these initiatives are fully in line with the New Source Review settlement with the EPA announced earlier this year.
Capitalizing on its unparalleled geographic footprint, NiSource Gas Transmission & Storage Operations (NGT&S) continues to complete and advance customer-driven growth projects across its system, primarily surrounding the Marcellus Shale production area.
•	During 2010, NGT&S advanced or completed more than $150 million in strategic growth projects serving the Marcellus Shale production area and capable of providing market access to more than 500,000 dekatherms per day of natural gas. In addition to NGT&S’ $80 million cornerstone Majorsville series of projects in the strategic liquid-rich natural gas region of the Marcellus Shale area, the projects include:
•	$22 million Line 1570 project, last phase completed April 2010

•	$15 million Cobb compressor expansion project, completed May 2010

•	$14 million Line WB expansion, completed Jan. 2011

•	$4 million Southern Appalachia project, scheduled for completion Q2 2011

•	$18 million Clendenin project, scheduled for completion Q2 2011
•	Columbia Gulf Transmission filed its first rate case in more than 14 years on Oct. 29 with the Federal Energy Regulatory Commission (FERC). The filing seeks an increase in revenues of approximately $50 million per year, reflecting updated costs and operating conditions. The FERC authorized the company to place new rates into effect, subject to refund, in May 2011.
“While growth project revenue increased in 2010, NGT&S’ operating earnings for the year were adversely impacted by a variety of anticipated expense increases and reduced short-term transportation revenue resulting from a lack of natural gas price volatility,” Skaggs said. “Looking forward, we remain very enthusiastic about NGT&S’ growth prospects for 2011 and beyond — driven by accretive infrastructure investments which we expect to amount to about $200 million annually.”
NiSource Gas Distribution Operations (NGD) also continues to execute its strategy of combining long-term infrastructure replacement programs with complementary regulatory initiatives.
•	NGD continues to proactively advance replacement and upgrades of its infrastructure to ensure safe and reliable service to its millions of customers. This includes significant, revenue-producing programs at our largest utilities, Columbia Gas of Ohio, Columbia Gas of Pennsylvania and Columbia Gas of Massachusetts (formerly known as Bay State Gas Company). In aggregate, these programs provide NGD with an investment opportunity in excess of $4.35 billion over the next 20 to 25 years.

•	In December, Columbia Gas of Virginia received approval from the Virginia State Corporation Commission on a proposed settlement of its first base rate case in twelve years. The settlement, unanimously agreed to by all parties involved in the case, authorized an increase in revenues of approximately $5 million and changes to the company’s rate design, including increases to fixed monthly customer charges and the introduction of a weather normalization adjustment. New rates took effect Jan. 1, 2011.

•	On Jan. 14, 2011, Columbia Gas of Pennsylvania filed a rate case with the Pennsylvania Public Utility Commission. In addition to reflecting ongoing infrastructure investments, the proposal includes a request for a modernized rate structure, as well as new programs for senior customers and a pilot energy efficiency program. The filing seeks an increase in annual revenues of approximately $38 million.
“Across each of our business units, the NiSource team continues to successfully deliver on an impressive portfolio of infrastructure enhancement, customer service and new growth investment opportunities,” Skaggs noted. “These types of long-term regulated investments, which enhance the reliability, safety, and environmental sustainability of NiSource’s business operations, are fundamental to our growth strategy and will continue to be our focus for 2011 and beyond.”
Earnings growth outlook continues with 2011 guidance of $1.25 to $1.35 (non-GAAP)
Based on the continued success of its balanced business strategy and an extensive array of growth investment opportunities, Skaggs noted that NiSource remains confident that it will sustainably grow long-term earnings in the range of 3 to 5 percent annually.
Skaggs indicated that, in the near term — particularly as the company executes a number of regulatory initiatives — operating earnings growth may exceed the longer-term range. Accordingly, NiSource expects its 2011 net operating earnings (non-GAAP) to fall within a range of $1.25 to $1.35 per share. He noted that the company’s outlook continues to be premised on a relatively modest and gradual economic recovery across the markets served by its utilities.
There will likely be differences between net operating earnings and GAAP earnings, but, due to the unpredictability of weather and other factors, NiSource is not providing GAAP earnings guidance.
“Thanks to solid execution by the team, we made significant progress on our business plan during 2010 — all built on a foundation of ongoing investment across all of our companies,” said Skaggs. “This core strategy remains unchanged for 2011, although our ability to invest in our businesses has been enhanced by the steps taken over the last several years. As a result, the company is well positioned to sustainably grow shareholder value while meeting the needs of our customers and other stakeholders.”
Full Year 2010 Operating Earnings — Segment Results (non-GAAP)
NiSource’s consolidated operating earnings (non-GAAP) for the year ended Dec. 31, 2010, were $917.5 million, compared to $880.8 million in 2009. Refer to Schedule 2 for the items included in 2010 and 2009 GAAP operating income but excluded from operating earnings. Operating earnings for NiSource’s business segments for the full year ended Dec. 31, 2010, are discussed below.

Gas Distribution Operations reported operating earnings of $342.9 million versus operating earnings of $329.4 million in 2009. Net revenues, excluding the impact of regulatory and tax trackers, increased $22.8 million, primarily attributable to regulatory and service programs including impacts from rate cases at various utilities and the implementation of new rates under Columbia Gas of Ohio’s approved infrastructure replacement program, partially offset by decreased residential and commercial margins, customer credits issued as a result of a rate case and decreased forfeited discounts and late payments.
Operating expenses, excluding trackers, were $9.3 million higher than the comparable period, reflecting higher employee and administrative costs. This increase was partially offset by decreases in depreciation costs and uncollectible expense.
Gas Transmission and Storage Operations reported operating earnings of $377.2 million versus operating earnings of $408.9 million in 2009. Net revenues, excluding regulatory trackers, increased $12.8 million as a result of increased demand margin revenues due to the completion of growth projects and an increase due to the recognition of revenue for a previously deferred gain for native gas contributed to Hardy Storage Company from Columbia Transmission following Hardy Storage securing permanent financing. Additionally, there was an increase in the fees received from a contract buyout and higher mineral rights royalty revenues. These increases were partially offset by decreases in shorter-term transportation and storage services and lower mineral rights leasing revenues.
Equity earnings decreased by $1.0 million due primarily to a decrease in earnings from Millennium Pipeline primarily resulting from higher interest costs from Millennium’s August 2010 debt refinancing.
Operating expenses increased by $43.5 million, excluding trackers, due to higher maintenance and outside service costs, including accelerated maintenance programs and pipeline integrity management expenses. Additionally, there was an increase in employee and administration expenses, primarily pension and depreciation costs.
Electric Operations reported operating earnings of $218.3 million for 2010, compared with $162.3 million in 2009. Excluding regulatory trackers, net revenue increased by $71.2 million primarily from increased industrial margins and usage, due to the improved economy, increased recovery under NIPSCO’s environmental investment mechanism and higher off-system sales.
Operating expenses increased by $15.2 million, excluding trackers, due to increases in other taxes, primarily property, inventory disposal and other costs resulting from the rate case, and higher electric generation costs. These were partially offset by a decrease in a legal reserve, which was recorded in 2009, and lower uncollectible expense.
Corporate and Other Operations reported an operating earnings loss of $20.9 million for 2010 compared to a loss of $19.8 million for 2009.
In the first quarter of 2010, the company eliminated the “Other” segment. Results previously recorded as “Other” are now included within “Corporate and Other Operations.”
Other Items
Interest expense decreased by $7.0 million primarily due to the Nov. 2010 long-term debt maturity, the Dec. 2009 term loan repayment, the maturity of the company’s Nov. 2009 floating rate note and lower short-term interest rates. The benefits were partially offset by incremental interest expense associated with the issuance of $250.0 million of long-term debt in Dec. 2010, the issuance of the Dec. 2009 long-term debt and the effect of the adoption of new accounting requirements related to the company’s accounts receivable facilities.

Other, net increased from an expense of $1.4 million in 2009 to income of $3.8 million in 2010 related to the classification of interest expense as a result of the adoption of the new accounting requirements noted above.
The effective tax rate of net operating earnings was 35.8 percent compared to 38.5 percent for the same period last year. During 2010, rate settlements were approved that reduced income tax expense for accelerated tax deductions on property differences, whereas the company experienced increases in income tax expense in 2009 for additional deferred income tax expense related to state apportionment changes.
Fourth Quarter 2010 Operating Earnings — Segment Results (non-GAAP)
NiSource’s consolidated fourth-quarter 2010 operating earnings (non-GAAP) were $248.5 million, compared to $259.2 million for the same period in 2009. Refer to Schedule 2 for the items included in the fourth quarter 2010 and 2009 GAAP operating income but excluded from operating earnings. Operating earnings for NiSource’s business segments for the fourth quarter ended Dec. 31, 2010, are discussed below.
Gas Distribution Operations reported operating earnings of $113.0 million versus operating earnings of $114.6 million in the fourth quarter of 2009. Net revenues excluding the impact of regulatory and tax trackers decreased $5.2 million, primarily attributable to lower residential and commercial margins, as well as lower off-system sales. These decreases were partially offset by an increase in regulatory and service programs including impacts from rate cases at various utilities and the implementation of new rates under Columbia Gas of Ohio’s approved infrastructure replacement program.
Operating expenses, excluding trackers, were $3.6 million lower than the comparable period due to decreases in depreciation and uncollectible expense which were partially offset by an increase in employee and administration costs, environmental expense and maintenance costs.
Gas Transmission and Storage Operations reported operating earnings of $100.0 million versus operating earnings of $116.7 million in the fourth quarter of 2009. Net revenues, excluding the impact of regulatory and tax trackers, decreased $1.3 million, primarily attributable to decreased shorter-term transportation and storage services partially offset by increased demand due to completed growth projects and commodity margin revenues.
Equity earnings decreased by $2.7 million due to decreased earnings from Millennium driven by higher interest costs from the Aug. 2010 debt refinancing.
Operating expenses increased $12.7 million, excluding trackers, due primarily to higher maintenance, depreciation and pension costs.
Electric Operations reported operating earnings of $43.8 million versus operating earnings of $35.5 million from the same quarter last year. Net revenues, excluding regulatory trackers, were $11.3 million higher than last year. The increase was primarily the result of increased industrial usage and margins.
Operating expenses increased by $3.0 million, excluding trackers, due primarily to higher electric generation costs and line maintenance expenses which were partially offset by decreased environmental costs.
Corporate and Other Operations reported an operating earnings loss of $8.3 million in the fourth quarter of 2010 compared to an operating earnings loss of $7.6 million in 2009.
Other Items
Interest expense decreased by $1.1 million in 2010 compared to 2009 due to the change in long-term debt. See above for more information.

Other, net reflected an expense of $3.5 million compared to income of $0.9 million in 2009. The change in expense was the result of lower Allowance for Funds Used During Construction (AFUDC) equity recorded in the fourth quarter of 2010 compared to 2009 due to lower average construction in process.
The effective tax rate of net operating earnings was 36.3 percent compared to 38.6 percent for the same period last year. During 2010, rate settlements were approved that reduced income tax expense for accelerated tax deductions on property differences, whereas the company experienced increases in income tax expense in 2009 for additional deferred income tax expense related to state apportionment changes.
Income from Continuing Operations (GAAP)
On a GAAP basis, NiSource reported income from continuing operations for the twelve months ended Dec. 31, 2010, of $294.6 million, or $1.06 per share, compared with $230.5 million, or $0.84 per share in 2009.
On a GAAP basis, NiSource reported income from continuing operations for the three months ended Dec. 31, 2010, of $35.8 million, or $0.13 per share, compared with $88.5 million, or $0.32 per share for the fourth quarter of 2009.
On Dec. 30, 2010, NiSource finalized a cash tender offer for $273.1 million aggregate principal amount of its outstanding 10.75 percent notes due 2016. As a result of this tender offer, NiSource incurred $96.7 million in early redemption fees, primarily attributable to early redemption premiums and unamortized discounts and fees, which are recorded as a loss on the early extinguishment of long-term debt.
About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; the effectiveness of NiSource’s restructured outsourcing agreement; actual operating experience of NiSource’s assets; the regulatory process; regulatory and legislative changes; the impact of potential new environmental laws or regulations; the results of material litigation; changes in pension funding requirements; changes in general economic, capital and commodity market conditions; and counterparty credit risk, many of which are risks beyond the control of NiSource. In addition, the relative contributions to profitability by each segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time. NiSource expressly disclaims a duty to update any of the forward-looking statements contained in this release.

NiSource Inc.
Consolidated Net Operating Earnings (Non-GAAP)
(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(in millions, except per share amounts)	2010	2009	2010	2009

Net Revenues
Gas Distribution	$973.6	$841.2	$3,103.1	$3,296.2
Gas Transportation and Storage	355.9	340.9	1,261.4	1,239.6
Electric	318.8	310.0	1,374.9	1,244.6
Other	19.4	10.6	78.9	55.6

Gross Revenues	1,667.7	1,502.7	5,818.3	5,836.0
Cost of Sales (excluding depreciation and amortization)	752.3	585.3	2,379.2	2,495.1

Total Net Revenues	915.4	917.4	3,439.1	3,340.9

Operating Expenses
Operation and maintenance	393.1	371.6	1,416.2	1,359.4
Operation and maintenance — trackers	62.6	72.2	239.7	247.2
Depreciation and amortization	138.6	146.2	583.9	580.5
Depreciation and amortization — trackers	3.1	2.4	12.4	8.6
Other taxes	48.6	49.8	207.1	199.1
Other taxes — trackers	24.6	22.4	77.3	81.3

Total Operating Expenses	670.6	664.6	2,536.6	2,476.1

Equity Earnings in Unconsolidated Affiliates	3.7	6.4	15.0	16.0

Operating Earnings	248.5	259.2	917.5	880.8

Other Income (Deductions)
Interest expense, net	(97.5)	(98.6)	(392.3)	(399.3)
Other, net	(3.5)	0.9	3.8	(1.4)

Total Other Deductions	(101.0)	(97.7)	(388.5)	(400.7)

Operating Earnings From Continuing Operations
Before Income Taxes	147.5	161.5	529.0	480.1
Income Taxes	53.5	62.4	189.3	185.0

Net Operating Earnings from Continuing Operations	94.0	99.1	339.7	295.1

GAAP Adjustment	(58.2)	(10.6)	(45.1)	(64.6)

GAAP Income from Continuing Operations	$35.8	$88.5	$294.6	$230.5

Basic Net Operating Earnings Per Share from Continuing Operations	0.33	0.36	1.22	1.07

GAAP Basic Earnings Per Share from Continuing Operations	0.13	0.32	1.06	0.84

Basic Average Common Shares Outstanding	278.6	276.0	277.8	275.1

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
(unaudited)

	Three Months		Twelve Months
Gas Distribution Operations	Ended December 31,		Ended December 31,
(in millions)	2010	2009	2010	2009

Net Revenues
Sales Revenues	$1,123.4	$1,006.3	$3,677.2	$3,902.3
Less: Cost of gas sold	679.8	548.1	2,065.6	2,293.0

Net Revenues	443.6	458.2	1,611.6	1,609.3

Operating Expenses
Operation and maintenance	191.9	182.7	698.8	680.5
Operation and maintenance — trackers	44.7	56.3	170.8	187.3
Depreciation and amortization	49.5	61.9	239.3	248.1
Other taxes	19.9	20.3	82.5	82.7
Other taxes — trackers	24.6	22.4	77.3	81.3

Total Operating Expenses	330.6	343.6	1,268.7	1,279.9

Operating Earnings	$113.0	$114.6	$342.9	$329.4

GAAP Adjustment	8.6	—	(10.2)	(1.6)

GAAP Operating Income	$121.6	$114.6	$332.7	$327.8

	Three Months		Twelve Months
Gas Transmission and Storage Operations	Ended December 31,		Ended December 31,
(in millions)	2010	2009	2010	2009

Net Revenues
Transportation revenues	$205.7	$207.3	$728.3	$724.6
Storage revenues	49.7	48.4	198.7	190.8
Other revenues	2.3	1.9	22.1	15.3

Net Operating Revenues	257.7	257.6	949.1	930.7

Operating Expenses
Operation and maintenance	96.4	88.1	338.9	306.1
Operation and maintenance — trackers	15.6	14.2	59.9	54.3
Depreciation and amortization	35.8	31.4	130.7	121.5
Other taxes	13.6	13.6	57.4	55.9

Total Operating Expenses	161.4	147.3	586.9	537.8

Equity Earnings in Unconsolidated Affiliates	3.7	6.4	15.0	16.0

Operating Earnings	$100.0	$116.7	$377.2	$408.9

GAAP Adjustment	0.1	(0.6)	(0.1)	(20.4)

GAAP Operating Income	$100.1	$116.1	$377.1	$388.5

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
(unaudited)

	Three Months		Twelve Months
Electric Operations	Ended December 31,		Ended December 31,
(in millions)	2010	2009	2010	2009

Net Revenues
Sales revenues	$331.6	$313.3	$1,383.0	$1,252.9
Less: Cost of sales	118.4	112.8	508.3	456.6

Net Revenues	213.2	200.5	874.7	796.3

Operating Expenses
Operation and maintenance	101.2	98.5	377.8	372.0
Operation and maintenance — trackers	2.3	1.7	9.0	5.6
Depreciation and amortization	48.9	49.7	198.6	197.0
Depreciation and amortization — trackers	3.1	2.3	12.4	8.6
Other taxes	13.9	12.8	58.6	50.8

Total Operating Expenses	169.4	165.0	656.4	634.0

Operating Earnings	$43.8	$35.5	$218.3	$162.3

GAAP Adjustment	1.1	(2.6)	17.2	(45.6)

GAAP Operating Income	$44.9	$32.9	$235.5	$116.7

	Three Months		Twelve Months
Corporate and Other Operations	Ended December 31,		Ended December 31,
(in millions)	2010	2009	2010	2009

Operating Loss	$(8.3)	$(7.6)	$(20.9)	$(19.8)

GAAP Adjustment	(2.9)	(8.5)	(3.1)	(12.2)

GAAP Operating Loss	$(11.2)	$(16.1)	$(24.0)	$(32.0)

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
Gas Distribution Operations	2010	2009	2010	2009

Sales and Transportation (MMDth)
Residential	87.8	83.5	258.0	265.2
Commercial	51.7	51.1	166.8	169.4
Industrial	101.7	89.7	385.9	335.9
Off System	15.1	15.0	71.9	59.7
Other	0.1	0.2	1.0	0.8

Total	256.4	239.5	883.6	831.0

Weather Adjustment	(9.4)	1.1	5.1	1.4

Sales and Transportation Volumes — Excluding Weather	247.0	240.6	888.7	832.4

Heating Degree Days	2,177	2,031	5,547	5,624
Normal Heating Degree Days	2,037	2,037	5,633	5,633
% Colder (Warmer) than Normal	7%	0%	(2%)	0%

Customers
Residential			3,039,874	3,032,597
Commercial			281,473	279,144
Industrial			7,668	7,895
Other			65	79

Total			3,329,080	3,319,715

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
Gas Transmission and Storage Operations	2010	2009	2010	2009

Throughput (MMDth)
Columbia Transmission	342.3	292.9	1,092.4	1,029.8
Columbia Gulf	223.4	185.7	848.4	894.1
Crossroads Gas Pipeline	5.2	7.9	25.4	33.9
Intrasegment eliminations	(145.5)	(122.8)	(568.7)	(566.4)

Total	425.4	363.7	1,397.5	1,391.4

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
Electric Operations	2010	2009	2010	2009

Sales (Gigawatt Hours)
Residential	792.4	795.9	3,625.6	3,241.4
Commercial	928.8	926.3	3,919.9	3,833.9
Industrial	2,137.2	1,967.5	8,459.0	7,690.9
Wholesale	181.4	215.4	817.1	600.6
Other	58.2	46.5	186.4	158.9

Total	4,098.0	3,951.6	17,008.0	15,525.7

Weather Adjustment	(15.8)	(3.1)	(174.1)	343.4

Sales Volumes — Excluding Weather impacts	4,082.2	3,948.5	16,833.9	15,869.1

Cooling Degree Days			977	515
Normal Cooling Degree Days			808	814
% Warmer (Colder) than Normal			21%	(37%)

Electric Customers
Residential			400,522	400,016
Commercial			53,877	53,617
Industrial			2,432	2,441
Wholesale			15	15
Other			740	746

Total			457,586	456,835

NiSource Inc.
Schedule 1 — Reconciliation of Net Operating Earnings to GAAP

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(in millions, except per share amounts)	2010	2009	2010	2009

Net Operating Earnings from Continuing Operations (Non-GAAP)	$94.0	$99.1	$339.7	$295.1

Items excluded from operating earnings:
Net Revenues:
Weather — compared to normal	9.7	(0.7)	8.4	(23.2)
Revenue adjustment	—	0.8	(5.7)	(8.2)
Unregulated natural gas marketing business	0.4	10.0	6.2	23.2

Operating Expenses:
Restructuring	—	(2.6)	(0.7)	(27.2)
Transition charges (IBM Agreement)	—	(0.2)	—	(3.6)
Environmental reserve adjustment	—	—	6.0	—
Unregulated natural gas marketing business	(2.6)	(2.7)	(8.5)	(11.0)
Legal reserve-NOV	—	(3.0)	—	(10.0)
Loss on sale of assets and asset impairments	(0.6)	(13.3)	(1.9)	(19.8)

Total items excluded from operating earnings	6.9	(11.7)	3.8	(79.8)

Loss on early extinguishment of debt	(96.7)	(7.0)	(96.7)	(4.5)

Tax effect of above items	35.5	6.4	36.5	25.8

Income Taxes — Tax method/ rate changes	(3.9)	1.7	(3.9)	(6.1)
Income Taxes — Rate settlement flow-through	—	—	15.2	—

Total items excluded from net operating earnings	(58.2)	(10.6)	(45.1)	(64.6)

Reported Income from Continuing Operations — GAAP	$35.8	$88.5	$294.6	$230.5

Basic Average Common Shares Outstanding	278.6	276.0	277.8	275.1

Basic Net Operating Earnings Per Share from Continuing Operations	$0.33	$0.36	$1.22	$1.07

Items excluded from net operating earnings (after-tax)	(0.20)	(0.04)	(0.16)	(0.23)

GAAP Basic Earnings Per Share from Continuing Operations	$0.13	$0.32	$1.06	$0.84

NiSource Inc.
Schedule 2 — Adjustments by Segment from Operating Earnings to GAAP
For Quarter ended December 31, 2010
2010 (in millions)

		Gas
	Gas	Transmission		Corporate
	Distribution	and Storage	Electric	& Other	Total

Operating Earnings (Loss)	$113.0	$100.0	$43.8	$(8.3)	$248.5
Items excluded from operating earnings (loss):
Net Revenues:
Weather (compared to normal)	8.6	—	1.1	—	9.7
Unregulated natural gas marketing business	—	—	—	0.4	0.4

Total Impact — Net Revenues	8.6	—	1.1	0.4	10.1

Operating Expenses
Gain/Loss on sale of assets and asset impairments	—	0.1	—	(0.7)	(0.6)
Unregulated natural gas marketing business	—	—	—	(2.6)	(2.6)

Total Impact — Operating Expenses	—	0.1	—	(3.3)	(3.2)

Total Impact — Operating Income (Loss)	$8.6	$0.1	$1.1	$(2.9)	$6.9

Operating Income (Loss) — GAAP	$121.6	$100.1	$44.9	$(11.2)	$255.4

2009 (in millions)

		Gas
	Gas	Transmission		Corporate
	Distribution	and Storage	Electric	& Other	Total

Operating Earnings (Loss)	$114.6	$116.7	$35.5	$(7.6)	$259.2
Items excluded from operating earnings (loss):
Net Revenues:
Weather (compared to normal)	(1.0)	—	0.3	—	(0.7)
Revenue adjustment	—	—	0.8	—	0.8
Unregulated natural gas marketing business	—	—	—	10.0	10.0

Total Impact — Net Revenues	(1.0)	—	1.1	10.0	10.1

Operating Expenses
Restructuring	(0.3)	0.1	(0.4)	(2.0)	(2.6)
Transition Charges (IBM Agreement)	(0.1)	(0.1)	—	—	(0.2)
Unregulated natural gas marketing business	—	—	—	(2.7)	(2.7)
Legal reserve- NOV	—	—	(3.0)	—	(3.0)
Gain/Loss on sale of assets and asset impairments	1.4	(0.6)	(0.3)	(13.8)	(13.3)

Total Impact — Operating Expenses	1.0	(0.6)	(3.7)	(18.5)	(21.8)

Total Impact — Operating Loss	$—	$(0.6)	$(2.6)	$(8.5)	$(11.7)

Operating Income (Loss) — GAAP	$114.6	$116.1	$32.9	$(16.1)	$247.5

NiSource Inc.
Schedule 2 — Adjustments by Segment from Operating Earnings to GAAP
For Twelve Months ended December 31, 2010
2010 (in millions)

		Gas
	Gas	Transmission		Corporate
	Distribution	and Storage	Electric	and Other	Total

Operating Earnings (Loss)	$342.9	$377.2	$218.3	$(20.9)	$917.5
Items excluded from operating earnings (loss):
Net Revenues:
Weather (compared to normal)	(3.4)	—	11.8	—	8.4
Revenue sales adjustment	(5.7)	—	—	—	(5.7)
Unregulated natural gas marketing business	—	—	—	6.2	6.2

Total Impact — Net Revenues	(9.1)	—	11.8	6.2	8.9

Operating Expenses
Restructuring	(0.2)	—	(0.5)	—	(0.7)
Environmental Reserve	—	—	6.0	—	6.0
Unregulated natural gas marketing business	—	—	—	(8.5)	(8.5)
Loss on sale of assets and asset impairments	(0.9)	(0.1)	(0.1)	(0.8)	(1.9)

Total Impact — Operating Expenses	(1.1)	(0.1)	5.4	(9.3)	(5.1)

Total Impact — Operating (Loss) Income	$(10.2)	$(0.1)	$17.2	$(3.1)	$3.8

Operating Income (Loss) — GAAP	$332.7	$377.1	$235.5	$(24.0)	$921.3

2009 (in millions)

		Gas
	Gas	Transmission		Corporate
	Distribution	and Storage	Electric	and Other	Total

Operating Earnings (Loss)	$329.4	$408.9	$162.3	$(19.8)	$880.8
Items excluded from operating earnings (loss):
Net Revenues:
Weather (compared to normal)	—	—	(23.2)	—	(23.2)
Revenue adjustment	—	—	(8.2)	—	(8.2)
Unregulated natural gas marketing business	—	—	—	23.2	23.2

Total Impact — Net Revenues	—	—	(31.4)	23.2	(8.2)

Operating Expenses
Restructuring	(1.7)	(19.9)	(3.6)	(2.0)	(27.2)
Transition charges (IBM Agreement)	(1.3)	(1.9)	(0.3)	(0.1)	(3.6)
Unregulated natural gas marketing business	—	—	—	(11.0)	(11.0)
Legal reserve	—	—	(10.0)	—	(10.0)
Gain/(Loss) on sale of assets and asset impairments	1.4	1.4	(0.3)	(22.3)	(19.8)

Total Impact — Operating Expenses	(1.6)	(20.4)	(14.2)	(35.4)	(71.6)

Total Impact — Operating Loss	$(1.6)	$(20.4)	$(45.6)	$(12.2)	$(79.8)

Operating Income (Loss) — GAAP	$327.8	$388.5	$116.7	$(32.0)	$801.0

NiSource Inc.
Consolidated Income Statement (GAAP)
(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(in millions, except per share amounts)	2010	2009	2010	2009

Net Revenues
Gas Distribution	$971.6	$840.2	$3,094.0	$3,296.2
Gas Transmission and Storage	355.9	340.8	1,261.4	1,239.5
Electric	330.6	311.0	1,386.7	1,213.2
Other	96.0	193.1	679.9	901.7

Gross Revenues	1,754.1	1,685.1	6,422.0	6,650.6
Cost of Sales (excluding depreciation and amortization)	828.7	757.8	2,974.1	3,318.0

Total Net Revenues	925.4	927.3	3,447.9	3,332.6

Operating Expenses
Operation and maintenance	457.1	451.3	1,655.9	1,654.7
Depreciations and amortization	141.8	148.6	596.3	589.3
Loss on sale of assets, net	0.8	13.3	2.0	19.7
Other taxes	74.0	73.0	287.4	283.9

Total Operating Expenses	673.7	686.2	2,541.6	2,547.6

Equity Earnings in Unconsolidated Affiliates	3.7	6.4	15.0	16.0

Operating Income	255.4	247.5	921.3	801.0

Other Income (Deductions)
Interest expense, net	(97.5)	(98.6)	(392.3)	(399.3)
Loss on early extinguishment of long-term debt	(96.7)	(7.0)	(96.7)	(4.5)
Other, net	(3.5)	0.9	3.8	(1.4)

Total Other Income (Deductions)	(197.7)	(104.7)	(485.2)	(405.2)

Income From Continuing Operations Before Income Taxes	57.7	142.8	436.1	395.8
Income Taxes	21.9	54.3	141.5	165.3

Income from Continuing Operations	35.8	88.5	294.6	230.5

(Loss) Gain from Discontinued Operations — net of taxes	(2.4)	0.9	(2.7)	(10.3)
Gain (Loss) on sale of Discontinued Operations — net of taxes	—	0.1	0.1	(2.5)

Net Income	$33.4	$89.5	$292.0	$217.7

Basic Earnings Per Share
Continuing Operations	$0.13	$0.32	$1.06	$0.84
Discontinued Operations	(0.01)	—	(0.01)	(0.05)

Basic Earnings Per Share	$0.12	$0.32	$1.05	$0.79

Diluted Earnings Per Share
Continuing Operations	$0.13	$0.32	$1.05	$0.84
Discontinued Operations	(0.01)	—	(0.01)	(0.05)

Diluted Earnings Per Share	$0.12	$0.32	$1.04	$0.79

Dividends Declared Per Common Share	$0.23	$0.23	$0.92	$0.92

Basic Average Common Shares Outstanding	278.6	276.0	277.8	275.1
Diluted Average Common Shares	282.6	276.8	280.1	275.8

NiSource Inc.
Consolidated Balance Sheets
(unaudited)

	December 31,	December 31,
(in millions)	2010	2009
ASSETS
Property, Plant and Equipment
Utility Plant	$19,494.9	$19,041.1
Accumulated depreciation and amortization	(8,492.6)	(8,387.1)

Net utility plant	11,002.3	10,654.0

Other property, at cost, less accumulated depreciation	94.7	34.0

Net Property, Plant and Equipment	11,097.0	10,688.0

Investments and Other Assets
Assets of discontinued operations and assets held for sale	7.9	14.6
Unconsolidated affiliates	200.9	165.8
Other investments	139.7	129.2

Total Investments and Other Assets	348.5	309.6

Current Assets
Cash and cash equivalents	9.2	16.4
Restricted cash	202.9	174.7
Accounts receivable (less reserve of $41.3 and $39.6, respectively)	1,079.3	808.6
Income tax receivable	99.0	24.9
Gas inventory	298.2	384.8
Underrecovered gas and fuel costs	135.7	40.2
Materials and supplies, at average cost	83.8	102.3
Electric production fuel, at average cost	46.0	59.9
Price risk management assets	159.5	173.3
Exchange gas receivable	62.7	72.5
Regulatory assets	151.8	238.3
Assets of discontinued operations and assets held for sale	—	1.4
Prepayments and other	120.8	126.3

Total Current Assets	2,448.9	2,223.6

Other Assets
Price risk management assets	240.3	237.6
Regulatory assets	1,650.4	1,644.1
Goodwill	3,677.3	3,677.3
Intangible assets	308.6	319.6
Postretirement and postemployment benefits assets	35.1	19.8
Deferred charges and other	132.7	152.1

Total Other Assets	6,044.4	6,050.5

Total Assets	$19,938.8	$19,271.7

NiSource Inc.
Consolidated Balance Sheets (continued)
(unaudited)

	December 31,	December 31,
(in millions, except share amounts)	2010	2009
CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock — $0.01 par value, 400,000,000 shares authorized; 278,855,291 and 274,261,799 shares issued and outstanding, respectively	$2.8	$2.8
Additional paid-in capital	4,103.9	4,057.6
Retained earnings	901.8	865.5
Accumulated other comprehensive loss	(57.9)	(45.9)
Treasury stock	(27.4)	(25.9)

Total Common Stockholders’ Equity	4,923.2	4,854.1
Long-term debt, excluding amounts due within one year	5,936.1	5,969.1

Total Capitalization	10,859.3	10,823.2

Current Liabilities
Current portion of long-term debt	34.2	719.7
Short-term borrowings	1,382.5	103.0
Accounts payable	581.8	502.3
Dividends payable	0.1	0.2
Customer deposits and credits	318.1	301.2
Taxes accrued	221.1	212.9
Interest accrued	114.4	125.4
Overrecovered gas and fuel costs	11.8	220.4
Price risk management liabilities	173.9	190.1
Exchange gas payable	266.1	222.2
Deferred revenue	6.8	27.3
Regulatory liabilities	92.9	43.8
Accrued liability for postretirement and postemployment benefits	23.3	23.6
Liabilities of discontinued operations and liabilities held for sale	—	0.6
Legal and environmental reserves	86.0	146.1
Other accruals	336.4	310.8

Total Current Liabilities	3,649.4	3,149.6

Other Liabilities and Deferred Credits
Price risk management liabilities	181.6	170.2
Deferred income taxes	2,209.7	2,018.2
Deferred investment tax credits	33.7	39.6
Deferred credits	68.6	72.4
Deferred revenue	0.3	8.5
Accrued liability for postretirement and postemployment benefits	1,039.6	1,134.2
Liabilities of discontinued operations and liabilities held for sale	—	6.2
Regulatory liabilities and other removal costs	1,595.8	1,558.8
Asset retirement obligations	138.8	138.2
Other noncurrent liabilities	162.0	152.6

Total Other Liabilities and Deferred Credits	5,430.1	5,298.9

Commitments and Contingencies (Refer to Note 20)	—	—

Total Capitalization and Liabilities	$19,938.8	$19,271.7

NiSource Inc.
Statements of Consolidated Cash Flows
(unaudited)

Year Ended December 31, (in millions)	2010	2009
Operating Activities
Net Income	$292.0	$217.7
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Loss on early extinguishment of debt	96.7	4.5
Depreciation and amortization	596.3	589.3
Net changes in price risk management assets and liabilities	(5.5)	(9.1)
Deferred income taxes and investment tax credits	200.1	378.2
Deferred revenue	(20.4)	4.3
Stock compensation expense and 401(k) profit sharing contribution	30.9	9.6
Loss (gain) on sale of assets	(0.1)	(3.6)
Loss on impairment of assets	2.1	23.3
Income from unconsolidated affiliates	(14.8)	(15.1)
Loss (income) on disposition of discontinued operations — net of taxes	(0.1)	2.5
Loss from discontinued operations — net of taxes	2.7	10.3
Amortization of discount/premium on debt	10.3	13.0
AFUDC equity	(6.1)	(5.4)
Distribution Received from Equity Earnings	12.9	—
Changes in Assets and Liabilities:
Accounts receivable	(243.9)	258.9
Income tax receivable	51.5	(24.9)
Inventories	103.3	128.7
Accounts payable	37.7	(191.4)
Customer deposits and credits	(25.0)	25.3
Taxes accrued	(53.6)	116.1
Interest accrued	(10.7)	5.3
(Under) overrecovered gas and fuel costs	(250.4)	324.4
Exchange gas receivable/payable	(14.2)	(10.0)
Other accruals	56.4	(7.9)
Prepayments and other current assets	15.2	23.9
Regulatory assets/liabilities	73.8	105.2
Postretirement and postemployment benefits	(146.6)	(49.1)
Deferred credits	(2.6)	6.2
Deferred charges and other noncurrent assets	7.9	(21.9)
Other noncurrent liabilities	(18.6)	12.4

Net Operating Activities from Continuing Operations	777.2	1,920.7
Net Operating Activities used for Discontinued Operations	(57.2)	(254.5)

Net Cash Flows from Operating Activities	720.0	1,666.2

Investing Activities
Capital expenditures	(803.8)	(777.2)
Insurance recoveries	5.0	62.7
Proceeds from disposition of assets	0.5	5.7
Restricted cash deposits (withdrawals)	(28.2)	111.9
Contributions to equity investees	(87.9)	(27.0)
Distributions from equity investees	23.8	2.9
Other investing activities	(53.1)	(41.4)

Net Investing Activities used for Continuing Operations	(943.7)	(662.4)
Net Investing Activities from Discontinued Operations	0.4	7.6

Net Cash Flows used for Investing Activities	(943.3)	(654.8)

Financing Activities
Issuance of long-term debt	250.0	1,460.0
Retirement of long-term debt	(977.7)	(1,169.9)
Premium and other costs to retire debt	(93.0)	—
Change in short-term debt, net	1,279.5	(1,060.5)
Issuance of common stock	14.4	10.5
Acquisition of treasury stock	(1.5)	(2.6)
Dividends paid — common stock	(255.6)	(253.1)

Net Cash Flows from (used for) Financing Activities	216.1	(1,015.6)

Change in cash and cash equivalents from continuing operations	49.6	242.7
Cash (contributions to) receipts from discontinued operations	(56.8)	(246.9)
Cash and cash equivalents at beginning of period	16.4	20.6

Cash and Cash Equivalents at End of Period	$9.2	$16.4